                                                                   Exhibit 10.12


               OEM SOFTWARE DEVELOPMENT AND DISTRIBUTION AGREEMENT




                                     between

                              EASTMAN KODAK COMPANY

                                       and

                               R2 TECHNOLOGY, INC.







Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                               [TABLE OF CONTENTS]

1.   DEFINITIONS ............................................................  1
  1.1.     Confidential Information .........................................  1
  1.2.     Developed Software ...............................................  1
  1.3.     Documentation ....................................................  1
  1.4.     End User .........................................................  1
  1.5.     Functional Specifications ........................................  2
  1.6.     Joint Inventions .................................................  2
  1.7.     Kodak ............................................................  2
  1.8.     Kodak Product ....................................................  2
  1.9.     Kodak Proprietary Software .......................................  2
  1.10.    Supplier Software ................................................  2
2.   SCOPE OF AGREEMENT .....................................................  2
3.   SOFTWARE DEVELOPMENT ...................................................  3
  3.1.     Overview .........................................................  3
  3.2.     Change Orders ....................................................  3
  3.3.     Project Schedule .................................................  3
  3.4.     Kodak Equipment ..................................................  3
4.   PAYMENT AND REPORTING ..................................................  4
  4.1.     Currency .........................................................  4
  4.2.     Payments to Supplier .............................................  4
  4.3.     Auditing .........................................................  4
  4.4.     Interest .........................................................  4
5.   COPYRIGHTS AND TRADEMARKS ..............................................  5
  5.1.     Copyrights .......................................................  5
  5.2.     Trademark and Copyright Notices ..................................  5
6.   MAINTENANCE, SUPPORT, MODIFICATIONS, AND NEW SUPPLIER SOFTWARE .........  5
  6.1.     Maintenance and Support ..........................................  5
  6.2.     Supplier Modifications ...........................................  6
  6.3.     New Supplier Software ............................................  6
7.   PERSONNEL ..............................................................  7
  7.1.     Project Managers .................................................  7
  7.2.     Authority of Project Managers ....................................  7
  7.3.     Staffing .........................................................  7
  7.4.     Project Manager's Meetings and Reports ...........................  7
8.   EXPENSES ...............................................................  7
9.   INVOICES AND TAXES .....................................................  7
  9.1.     Invoices .........................................................  7
  9.2.     Taxes ............................................................  8
10.  TRAINING AND DOCUMENTATION .............................................  8
  10.1.    Training .........................................................  8
  10.2.    Documentation ....................................................  8
11.  TITLE / OWNERSHIP INTERESTS AND EXCLUSIVITY ............................  8
  11.1.    Supplier Software ................................................  8
  11.2.    Kodak Proprietary Software .......................................  8
  11.3.    Supplier Inventions ..............................................  8

  11.4.   Kodak Proprietary Inventions ..............................................   9
  11.5.   Joint Inventions ..........................................................   9
  11.6.   Developed Software ........................................................   9
12.  LICENSE GRANT AND EXCLUSIVITY ..................................................   9
13.  DISTRIBUTION ...................................................................  10
  13.1.   End User License Agreement ................................................  10
  13.2.   Export Licenses ...........................................................  10
  13.3.   Supplier Distribution Channel .............................................  10
  13.4.   FDA and other Regulatory Approvals ........................................  11
14.  WARRANTY .......................................................................  11
  14.1.   Warranty of Performance ...................................................  11
  14.2.   Warranty of Title .........................................................  12
  14.3.   Defense and Indemnification of Kodak. .....................................  12
  14.4.   Defense and Indemnification of Supplier ...................................  13
  14.5.   Indemnification Procedures. ...............................................  15
  14.6.   Representations and Warranties by and between Supplier and Kodak. .........  15
  14.7.   WARRANTY LIMITATIONS ......................................................  15
15.  LIMITATION OF LIABILITY ........................................................  16
  15.1.   Indirect, Consequential and Special Damages ...............................  16
  15.2.   Supplier's Liability ......................................................  16
  15.3.   Kodak's Liability .........................................................  16
16.  INSURANCE ......................................................................  17
17.  CONFIDENTIAL INFORMATION .......................................................  17
  17.1.   Protection of Confidential Information ....................................  17
  17.2.   Permitted Use and Disclosures. ............................................  18
  17.3.   Confidential Terms. .......................................................  18
  17.4.   Right to Injunctive Relief ................................................  18
18.  TERM, TERMINATION, AND DEFAULT .................................................  18
  18.1.   Term ......................................................................  18
  18.2.   Termination For Cause .....................................................  18
  18.3.   Default On Notice .........................................................  18
  18.4.   Immediate Termination for Default .........................................  19
  18.5.   Effect of Termination By Kodak For Default due to Insolvency of Supplier ..  19
19.  DISPUTE RESOLUTION PROCEDURE ...................................................  19
20.  ADDITIONAL PROVISIONS ..........................................................  20
  20.1.   Negotiations ..............................................................  20
  20.2.   Independent Contractor ....................................................  20
  20.3.   Additional Supply Rights ..................................................  20
  20.4.   Additional Developed Software .............................................  20
  20.5.   Survival ..................................................................  20
  20.6.   Publicity .................................................................  20
  20.7.   Governing Law .............................................................  21
  20.8.   Amendment .................................................................  21
  20.9.   Entire Agreement ..........................................................  21
  20.10.  Successors and Assigns ....................................................  21
  20.11.  Counterparts ..............................................................  21

  20.12.  Assignment ......................................................   21
  20.13.  Notices .........................................................   22
  20.14.  Force Majeure ...................................................   22
  20.15.  Remedies ........................................................   22
  20.16.  Non-Waiver ......................................................   22
  20.17.  Severability ....................................................   22
  20.18.  Section Headings ................................................   23
ATTACHMENT A - STATEMENT OF WORK ..........................................   24
ATTACHMENT B - SUPPLIER SOFTWARE ..........................................   30
ATTACHMENT C - ESCROW AGREEMENT ...........................................   31
ATTACHMENT D - SUPPLIER COPYRIGHT NOTICE AND KODAK COPYRIGHT NOTICE .......   35
ATTACHMENT E - KODAK TRAVEL POLICY ........................................   36
ATTACHMENT F - SAMPLE KODAK END USER LICENSE AGREEMENT ....................   39

THIS AGREEMENT MADE this _13th_ day of _October_, 2000, by and between

Eastman Kodak Company, a New Jersey corporation, with its principal place of business at 343 State Street, Rochester, New York 14650 ("Kodak"), and R2 Technology, Inc., with its principal place of business at 325 Distel Circle, Los Altos, CA 94022 ("Supplier").

WHEREAS, Kodak and Supplier entered into a non-binding Memorandum of Understanding on July 27, 2000 for the purpose of stating their joint intentions to create a strategic alliance for developing, selling and servicing various computer-aided detection ("CAD") products intended for the medical imaging market.

WHEREAS, Kodak and Supplier now want to enter into a binding relationship to develop the first two projects under this OEM Software Development and Distribution Agreement: new CAD algorithms for lung nodule detection in Computer Radiography ("CR") and digital radiography ("DR") applications for integration into Kodak digital capture and PACS ("Picture Archiving and Communication Systems") and CAD algorithms for breast cancer detection integrated into Kodak's digital mammography systems.

THEREFORE, the parties agree as follows:

1.   DEFINITIONS

   1.1. Confidential Information

"Confidential Information" shall mean, subject to the provisions of Article 17 hereof, any proprietary or confidential information or material in tangible form disclosed hereunder that is (i) marked as "Confidential" at the time it is delivered to the receiving party or its employees or agents or contractors under this Agreement or in contemplation thereof; and/or (ii) disclosed orally and is confirmed in writing as being Confidential Information within 30 days after initial disclosure.

   1.2. Developed Software

"Developed Software" means the software to be developed by Supplier and licensed by Supplier to Kodak under this Agreement, including all object code. Developed Software also includes any derivations, improvements, enhancements or translations of the Developed Software as mutually agreed to by the parties.

   1.3. Documentation

"Documentation" means the hard copy and digital versions of all documentation required by Kodak in order to perform its obligations under this Agreement. The complete listing of Documentation is attached hereto as part of Attachment A, which list is subject to change by mutual agreement of the parties. For purposes of clarity, Documentation shall include translations of Documentation as agreed to by the parties.

   1.4. End User

        "End User" means end user customers of Kodak, which shall not include, without limitation, Kodak distributors or other third parties acting on Kodak's behalf.

     1.5.  Functional Specifications

"Functional Specifications" means the detailed specifications for the Developed Software, which specifications are attached to this Agreement as part of Attachment A and may be amended from time to time by mutual agreement of the parties. The parties hereby agree and understand that the Functional Specifications may be modified from time to time by mutual agreement of the parties.

     1.6.  Joint Inventions

"Joint Inventions" mean inventions, improvements, discoveries and know how jointly conceived or developed by Supplier and Kodak relating to and made using or comprising Supplier and/or Kodak product during the term of the Agreement.

     1.7.  Kodak

"Kodak" means Eastman Kodak Company and any of its subsidiaries in which Kodak owns or controls, directly or indirectly, more than fifty percent (50%) of the stock eligible to vote for the election of directors.

     1.8.  Kodak Product

"Kodak Product" means the product, product family, or components of products (more particularly described in the Statement of Work attached at Attachment A) that will include or incorporate the Supplier Software and the Developed Software. Additional Attachments of Statements of Work (A-1, A-2, etc.) will be created for additional Kodak products that will include or incorporate Supplier Software and/or Developed Software.

     1.9.  Kodak Proprietary Software

"Kodak Proprietary Software" means software (and associated documentation) of Kodak, to be considered for use in Developed Software, and if incorporated into the Developed Software will be supplied only to Kodak unless licensed to Supplier under the terms of a software license with rights to distribute to third parties.

     1.10. Supplier Software

"Supplier Software" means software (and associated documentation) of Supplier described in Attachment B and licensed to Kodak for use only in the Developed Software created under the terms of this Agreement unless otherwise specified in Attachment B or an amendment thereto.

2.     SCOPE OF AGREEMENT

Subject to the terms of this Agreement, Supplier will perform the development work described in Attachment A and grant a license to Kodak for the Developed Software and Supplier Software (described in Attachment B) under the license terms set forth in Article 12 herein. Supplier and Kodak agree to enter into an escrow agreement ("Escrow Agreement") for all Developed Software per the form attached as Attachment C, with an escrow holder mutually acceptable to Supplier and Kodak.

3.     SOFTWARE DEVELOPMENT

     3.1.   Overview

Supplier will use commercially reasonable efforts to develop the Developed Software for Kodak, including object code and Documentation, required to meet the Functional Specifications (the "Development Project").

     3.2.   Change Orders

The Functional Specifications, costs, schedules, and other matters affecting the Development Project may be changed only by the written agreement of Kodak and Supplier, in accordance with the following Change Order procedure. When so changed, the changes will be deemed to be incorporated in this Agreement as an amendment to the applicable Attachment. This Change Order procedure is to be used to control the technical configuration of the software through specification documents, as well as to control costs and schedules.

Either party may request a change. No change will be effective until it has been recorded on a fully executed Change Order form as set forth in Attachment A. Neither party will be liable for work performed by the other party prior to such work being authorized by a completed Change Order form. Change Order forms must be signed by the Project Managers of Kodak and Supplier, or their designee.

     3.3.   Project Schedule

          3.3.1. Milestones

The Development Project is divided into milestones ("Milestones"). Supplier will use commercially reasonable efforts to deliver specified Milestones on specific due dates ("Milestone Due Dates").

For each Milestone, Kodak will have a period of time (the "Acceptance Period") after receipt of all Deliverables for that Milestone, in which to review, perform acceptance tests, and accept or reject the Deliverables. Where a time period is provided after Kodak's rejection of a Deliverable during which Supplier may make corrections so that the Deliverable is acceptable, that period is referred to as the "Correction Period".

A description of each Milestone, with applicable Milestone Due Date, Deliverables, acceptance tests, Acceptance Period, and Correction Period is set forth in Attachment A.

          3.3.2. Delivery

Supplier will use commercially reasonable efforts to deliver the Deliverables on or before the appropriate Milestone Due Date.

          3.3.3. Review, Testing and Acceptance of Deliverables

Kodak will timely review, test, and accept the Deliverables as provided in Attachment A.

     3.4.   Kodak Equipment

Kodak will timely provide, at no charge to Supplier, reasonable access to the equipment specified in Attachment A for Supplier's use in the performance of its obligations under this Agreement. Kodak may, at its option, change the configuration of the equipment from time to time provided that the change does not unreasonably hinder Supplier's ability to timely carry out any remaining obligations under this Agreement including the incurring of additional cost or time to complete its obligations. Kodak will be responsible for maintenance of the equipment while it is being used by Supplier, except that Supplier will reimburse Kodak for the costs of any maintenance or repairs to the equipment solely resulting from the grossly negligent or intentionally wrongful acts of Supplier. Upon Supplier no longer requiring use of the equipment or upon termination or expiration of this Agreement for any reason, Supplier will return equipment in Supplier's possession to Kodak upon Kodak's request. Kodak will arrange for and pay for all transportation to and from Supplier's facility for the equipment.

4.     PAYMENT AND REPORTING

     4.1.   Currency

All payments and fees shall be in U.S. funds.

     4.2.   Payments to Supplier

          4.2.1.   License Fees

Kodak will pay Supplier the License Fees in Attachment A. Within thirty (30) days after the close of each calendar quarter, Kodak shall (a) provide to Supplier a report (in a format to be agreed between Kodak and Supplier) setting out the calculation of payments due to Supplier in respect of that quarter; and
(b) make payment to Supplier of the applicable fees in accordance with such report. Payments and reports are to be sent to the attention of Doris Pon at the Supplier address in the beginning of this Agreement or other address as Supplier may designate by written notice. Kodak shall provide to Supplier a report for the quarter regardless of whether any amounts are payable for the quarter. Any amounts due to Supplier shall be paid by bank wire transfer to the following account:
***

     4.3.   Auditing

During the Term and for two (2) years thereafter, each party agrees to keep all usual and proper records and books of account and all usual and proper entries relating to calculation of payments or credits to the other party. Each party shall have the right, at its own expense, upon fourteen (14) business days' written notice to the other party and during normal business hours (and, in any event, not more than once in any twelve month period), to inspect and audit the records of the other party for the purpose of verifying any reports, information, payments or credits due to the other under this Agreement. Any such audit may be conducted by a firm of independent certified public accountants mutually chosen by Kodak and Supplier. In the event of any shortfall in payment or credit is found which exceeds * * * of the total due for the reporting period audited, the other party shall be reimbursed for the reasonable fees of the accountants conducting the audit. Any overpayment or underpayment exceeding * * *, or credit shall be made good between the parties within 14 days of the audit report.

     4.4.   Interest


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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For any unpaid or late payment by Kodak under this Agreement, Supplier shall be entitled to charge interest at the rate of ***per annum above the U.S. prime lending rate from the date such payment was due.

5.     COPYRIGHTS AND TRADEMARKS

     5.1.   Copyrights

Supplier warrants that it is the copyright owner of the Supplier Software or has the authority to enter into and perform this Agreement and to grant licenses to Kodak for the Supplier Software in conformance with the terms of this Agreement. Supplier agrees to cooperate with Kodak in obtaining any copyright or other statutory protections for the Supplier Software and Developed Software reasonably in each country in which they are sold, distributed or sublicensed by Kodak. Supplier shall retain ownership to the Supplier Software and Developed Software, including all corrections, modifications and enhancements made by Supplier, and any regulatory filings, and trademarks, trade names related thereto.

     5.2.   Trademark and Copyright Notices

Kodak agrees to use efforts at least as stringent as those Kodak uses to maintain its own trademarks and copyrights to maintain and respect the trademark and copyright notices used by Supplier in connection with Kodak advertisement, distribution and sublicensing of the Kodak Products. Copyright notices placed by Kodak on the Kodak Products shall read as listed in Attachment D, which may be amended from time to time by Supplier. Kodak agrees to include one of the copyright notices (as selected in writing by Supplier) listed on Attachment D on start-up screens in Kodak Product. If Supplier's copyright notice is amended by Supplier, Kodak will include the new copyright notice in the next software release.

6.     MAINTENANCE, SUPPORT, MODIFICATIONS, AND NEW SUPPLIER SOFTWARE

     6.1.   Maintenance and Support

Supplier will provide to Kodak ongoing Maintenance and Support (as defined below) for the Supplier Software and the Developed Software for up to 40 hours per month at no cost to Kodak. The parties agree and understand that such 40 hours are the total number of hours Supplier will provide at no cost to Kodak for all Developed Software and Supplier Software contemplated by and licensed under this Agreement. In the event Kodak requests Maintenance and Support (as defined below) in excess of 40 hours per month, such additional hours will be invoiced to Kodak at the rate of $50.00 per hour.

"Maintenance and Support" means correction of errors and telephone and e-mail consulting services as follows: Kodak is provided with three paths for escalating issues concerning the Supplier Software and the Developed Software to
Supplier:

          6.1.1.   Escalation Email Support:

Email confirmation same day, response within 24 hours, during Supplier's operational hours (8AM - 5PM Pacific Time) and excluding predetermined holidays and weekends;

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          6.1.2.   Direct Access (Phone Support):

Telephone support availability for designated Kodak contact to designated Supplier Support Lead [to be defined/discussed], so no need for confirmation; response within 8 hours, during Supplier's operational hours and excluding predetermined holidays and weekends. and

          6.1.3.   Priority Callback Support:

Automatically invoked during all off-hours for critical issues only, confirmation within 4 hours and response within 24 hours.

Notwithstanding the foregoing, Kodak will reimburse reasonable travel expenses for on-site support requested by Kodak.

     6.2.   Supplier Modifications

Supplier agrees to provide promptly to Kodak without charge (i) any modifications to the Supplier Software and revisions to the Documentation to reflect the modifications, insofar as such are provided to Supplier's other customers without charge and; (ii) any derivative works, whether marketed under the same name or not, which provide substantially the same functionality, insofar as such are provided to Supplier's other customers without charge. Such modifications shall include both modifications made by Supplier pursuant to
Section 6.1 and Article 14 (Warranty). During the term of this Agreement Supplier may develop new programs and related documentation that would provide new functional capability for the Supplier Software. Should such new software and documentation be made available generally to other similarly situated Supplier customers, Supplier shall offer to license such software and documentation to Kodak on terms and conditions no less favorable than those terms and conditions, when considered in the aggregate, offered to any other of Supplier's similarly situated customers. A similarly situated customer shall mean a customer of Supplier ordering similar products at similar volumes under similar terms and conditions as provided for herein.

     6.3.   New Supplier Software

Supplier will give Kodak *** for new Computer Aided Detection ("CAD") applications developed solely by Supplier during the period of exclusivity provided for in Section 11.6 and Article 12 for Developed Software. Supplier agrees not to *** until *** by Supplier to Kodak with respect to ***. During those * * * Supplier and Kodak will use their best efforts to ***. If Kodak elects to not participate in a particular CAD application, or in the event the parties cannot reach agreement within the * * * period on mutually agreeable terms for Kodak to, Supplier shall be ***.

Kodak will have ***. Where it is commercially feasible, in R2's reasonable determination, the time period *** will not exceed 18 months after ***.

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Where it is commercially feasible, in R2's reasonable determination, Kodak and R2 will be able to begin *** prior to and during the period of exclusivity to other customers.

Supplier will continue to invest, at its sole discretion, ***.

7.     PERSONNEL

     7.1.   Project Managers

The parties designate the persons named on Attachment A as their respective Project Managers, to serve in such capacity until the other party is notified in writing of their replacement. The parties will make the Project Managers reasonably available to each other on a daily basis for purposes of managing the project.

     7.2.   Authority of Project Managers

The written directions and orders of the Project Manager for a party will be binding upon such party and may be relied upon by the other party, except that the Project Managers will have no authority to amend this Agreement.

     7.3.   Staffing

Kodak will provide reasonable access to its personnel as is necessary to provide Supplier with the information needed to perform Supplier's obligations under this Agreement.

The personnel of both parties, when on the premises of the other party, will comply with the security and other personnel regulations of the other party. Either party may require the other party to replace any assigned person who fails to comply with such regulations.

     7.4.   Project Manager's Meetings and Reports

The Project Managers will communicate at least weekly to review the progress of the Development Project and resolve any difficulties which have arisen. Supplier's Project Manager will provide written status reports on a periodic basis, as agreed with the Kodak Project Manager. The parties hereby agree and understand that such status reports shall be deemed Confidential Information of R2. From time to time, when invited, the Supplier's Project Manager or designee will be reasonably available to attend meetings of Kodak's management to discuss the status of the Development Project.

8.     EXPENSES

Each party will be responsible for its own expenses except as otherwise agreed in writing. If Kodak has agreed to reimburse Supplier for travel and lodging expenses, all such expenses must be incurred and documented in accordance with the travel policies in place for Kodak's own employees, which policy is attached hereto as Attachment E.

9.     INVOICES AND TAXES

     9.1.   Invoices

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested to the omitted portions.

Supplier may issue invoices on the date of Kodak's acceptance of the Deliverables associated with a Milestone, and all invoices are due and payable within 45 days after receipt. All payments will be in U.S. funds. In the case of invoices not submitted in accordance with this Section 9.1, Kodak will pay the amount not in dispute pursuant to the terms provided above.

     9.2.    Taxes

Kodak will be responsible for payment of any federal, state or local taxes related to this Agreement, including without limitation sales and use taxes, taxes based on gross revenues and taxes in lieu thereof, excluding, however, taxes based on net income, capital, or net worth of Supplier. Taxes must be separately stated on all invoices. Kodak may provide adequate proof of exemption from such taxes to Supplier, in which event Licensor will not include such taxes on any invoice.

10.   TRAINING AND DOCUMENTATION

     10.1.   Training

Supplier will provide training to Kodak's designated personnel as specified on Attachment A, at no additional cost to Kodak. Kodak will provide training to Supplier's designated personnel as specified on Attachment A, at no additional cost to Supplier.

     10.2.   Documentation

Supplier will prepare Documentation for the Developed Software as specified in Attachment A. Documentation will be prepared in sufficient detail so as to allow adequately trained technical personnel to operate, maintain and enhance the Developed Software, and to develop and support end user documentation as licensed herein.

During the Term, Kodak will have a fully-paid up, non-exclusive rights in all Documentation concerning the Developed Software (excluding Documentation exclusively related to the Supplier Software), and may use, reproduce, modify, and/or produce translations of the Documentation as provided for in Attachment A.

11.   TITLE / OWNERSHIP INTERESTS AND EXCLUSIVITY

     11.1.   Supplier Software

Supplier and its licensors retain all right, title and interest in the Supplier Software.

     11.2.   Kodak Proprietary Software

Kodak and its licensors retain all right, title and interest in Kodak Proprietary Software.

     11.3.   Supplier Inventions

Supplier shall have and retain sole and exclusive, right, title and interest to all inventions, improvements, discoveries and know-how which are made under and during the Term of this Agreement by Supplier, its employees or agents acting under authority from Supplier, without inventive contribution by a Kodak employee or its agents ("Supplier Inventions"). It is hereby agreed and understood by the parties that during the Term of this Agreement, Kodak may notify Supplier in writing that Kodak desires to acquire a license under Supplier's Inventions. Upon such written notification, the parties agree to engage in good faith negotiations. Supplier retains all right, title and interest to the Supplier Software, including that which may be integrated with the Development Software.

     11.4.   Kodak Proprietary Inventions

Kodak shall have and retain sole and exclusive right, title and interest to all inventions, improvements, discoveries and know how which are made during the term of this Agreement by Kodak, its employees or agents acting under authority from Kodak, without inventive contribution by a Supplier employee or its agents ("Kodak Inventions"). It is hereby agreed and understood by the parties that during the term of the definitive agreement, Supplier may notify Kodak in writing that Supplier desires to acquire a license under Kodak's Inventions. Upon such written notification, the parties agree to engage in good faith negotiations. Kodak retains all right, title and interest to the Kodak Proprietary Software, including that which may in integrated with the Developed Software.

     11.5.   Joint Inventions

The parties hereby acknowledge and understand that during the Term of and in the process of participation in the activities arising under this Agreement, the parties, their employees or agents acting under authority from Supplier and/or Kodak, may jointly conceive or develop inventions, improvements, discoveries and know how, resulting in or relating to and made, using or comprising a Supplier and/or Kodak product ("Joint Inventions"). Each party shall *** the parties shall * * *. The party * * * shall own all right, title and interest to such Joint Invention ("Owning Party"), and the other party shall assign, and hereby assigns all right, title and interest in such Joint Invention to such Owning Party (the "Assigning Party"). Concurrent with such assignment, the Owning Party shall license, and hereby licenses, to the Assigning Party a worldwide, non-exclusive, transferable, perpetual, fully-paid-up, royalty-free license under Owning Party's rights in such Joint Invention to use, reproduce, display, perform, distribute, modify, create derivative works of, make, have made, market, offer for sale, sell, import, sub-license, and otherwise commercially exploit such Joint Invention. The parties hereby agree and understand that for any countries whose laws require an accounting by the Owning Party to the Assigning Party and a revenue share from the Owning Party to the Assigning Party (for example, countries in the European Union), the parties hereby expressly disclaim any and all such requirements and agree that no such accounting or revenue share is required.

     11.6.   Developed Software

Supplier will have sole title to the Developed Software, excluding those portions of, and only to the extent that, the Developed Software incorporates Kodak Proprietary Software. Subject to the foregoing, the parties hereby agree and understand that (i) the Developed Software is for the sole and exclusive use of Kodak for the time period stated in Attachment A, but in no event shall such exclusive period extend beyond eighteen (18) months after such Developed Software is first made available by Kodak to its Distributors, Dealers or End Users; and (ii) the Developed Software, excluding those portions of the Developed Software which incorporate the Supplier Software, will be licensed to Kodak.

12.    LICENSE GRANT AND EXCLUSIVITY

Supplier grants to Kodak the worldwide right to reproduce, have reproduced, display, use, sell, lease, sublicense (with the right to grant and authorize sublicenses) to Distributors, Dealers, and End Users, market, and distribute or otherwise transfer the Developed Software (but solely in conjunction with the

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Supplier Software and only as contained in or used by a Kodak Product). Each End User obtaining a sublicense from Kodak, or its Dealers shall receive and execute (unless a "shrink wrap" license is used, in which case execution will occur upon the user's acceptance of such license's terms and conditions) prior to such End Users' receipt of the object code version of the Developed Software an end user license agreement substantially similar to the end user license agreement attached hereto as Attachment F ("End User License Agreement").

From the date of commercial availability of the Kodak Product, Kodak will receive *** Developed Software for which Kodak contributes a Substantial (as defined below) amount of the research and development funding to Supplier. "Substantial" means sixty percent (60%) or greater of such research and development funding. All other Supplier license grants to Kodak for Developed Software are on a nonexclusive basis.

13.      DISTRIBUTION

     13.1.   End User License Agreement

The End User may use the Developed Software and Supplier Software for the Term and in the manner provided for in the End User License Agreement furnished by Kodak with the Kodak Product, provided, in no event shall such End User be entitled to modify the Developed Software or Supplier Software or create derivative works thereof. The End User's rights and obligations set forth therein are independent of this Agreement and will survive the termination of the relationship between Kodak and Supplier.

     13.2.   Export Licenses

Each party hereby agrees that it will not knowingly export, directly or indirectly, any United States source technical data acquired from the other party, or any direct product of that technical data, to any country for which the United States Government or any agency of that government at the time of export requires an export license or other governmental approval without first obtaining that license or approval, when required by applicable United States law.

Each party agrees that it will not export, directly or indirectly, any Developed Software created under this Agreement to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so.

     13.3.   Supplier Distribution Channel

Supplier agrees, during the Term of this Agreement, that products offered by Supplier, which Kodak has licensed on a non-exclusive basis, and products that were originally licensed on an exclusive basis, whose exclusivity term has expired, will only be *** for the following periods of time: (i) for Developed Software licensed to Kodak on a non-exclusive basis to be used in conjunction with a particular Kodak Product, such direct licenses will not be granted for the ***; and (ii) for Developed Software licensed to Kodak on an exclusive basis to be used in conjunction with a particular Kodak Product, whose exclusivity term has expired, such direct licenses will not be

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granted for the ***.

     13.4.   FDA and other Regulatory Approvals

Supplier will use commercially reasonable efforts to obtain FDA and other applicable regulatory agency approvals for the Developed Software. Kodak will use commercially reasonable efforts to obtain FDA and other applicable regulatory agency approvals for the Developed Software integrated into Kodak's digital capture and/or PAC systems. Each party will support, as commercially feasible, the other party's efforts in achieving such regulatory approvals.

14.    WARRANTY

     14.1.   Warranty of Performance

Any warranty set forth in this Article 14 shall run directly from Supplier to Kodak. Kodak hereby agrees and understands that in the event Kodak provides End Users with any warranty of performance greater than the warranty of performance set forth below in Sections 14.1.1 through 14.1.4, then Kodak shall bear all responsibility and cost relating to such greater warranty.

     14.1.1.   Supplier Software

Supplier hereby warrants that the Supplier Software will perform as described in Supplier's published specifications for a period of one (1) year after the date of delivery of the Developed Software to be used in conjunction with such Supplier Software (the "Warranty Period"). Delivery within the United States shall be FCA Supplier's shipping location. Delivery outside the United States shall be EXW Supplier's shipping location.

     14.1.2.   Developed Software

Supplier hereby warrants that the Developed Software will perform as described in the Functional Specifications during the Warranty Period as defined above.

     14.1.3.   Remedy

During the Warranty Period, Supplier will repair or replace, as commercially reasonable, any defect in the Supplier Software or the Developed Software which causes the software to not perform in accordance with the applicable specifications. Supplier will have reasonable access to Supplier's products at a Kodak site or at a Kodak customer site to perform its warranty obligations. Supplier will perform its warranty obligations in accordance with the Problem Assessment Levels and associated time periods listed in Exhibit A-2 of Attachment A, which will apply to all defects reported by Kodak:

     14.1.4.   Exceptions.

The warranties in Section 14.1 through 14.1.3 shall not apply to Developed Software and/or Supplier Software that has been modified or altered in any manner by anyone other than Supplier, or to defects caused (i) through no fault of Supplier during shipment to or from Kodak; (ii) by the use or operation in an application or environment other than that intended or recommended by Supplier in the Documentation; (iii) by service by anyone other than employees of, or persons approved in writing by, Supplier; (iv) by accident, negligence, misuse, other than normal electrical stress, or other causes other than normal use as described in the Documentation; or (v) by storage, usage or handling in any manner


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                                       11
inconsistent with the instructions in the Documentation. Replacement Developed Software and/or Supplier Software supplied under this warranty shall carry only the unexpired portion of the original warranty. Supplier shall not be liable for misbranding with respect to any product labeling or package insert text provided or used by Kodak, or any translation thereof and Supplier shall not be liable for any adulteration or failure to meet the Developed Software and/or Supplier Software Specifications due to handling or packaging of same by Kodak, its Affiliates, Dealers, Sub distributors or agents.

Without limiting the foregoing, nothing in this Agreement is or shall be construed as:
An obligation to bring or prosecute actions or suits against third parties for infringement of any of the intellectual property rights or other proprietary rights arising under the Developed Software and/or Supplier Software; or Granting by implication, estoppel, or otherwise any licenses or rights, other than those rights expressly granted herein, under the intellectual property rights or other proprietary rights of Supplier.

     14.2.   Warranty of Title

Supplier warrants to Kodak that as of the Effective Date, the Supplier Software and Developed Software delivered under this Agreement do not infringe the intellectual property rights of any third party, provided that this warranty will not apply to the extent of any Kodak Proprietary Software and/or any written software code specifications or modifications which are incorporated in the Developed Software at the direction of Kodak. Supplier shall ensure that each person involved in the creation or development of, or otherwise contributing to, the Developed Software will be the employees or agents of Supplier under its sole and exclusive direction and control who were making their contributions within the scope of their employment at the time of their contribution, and that each such person shall fully assign all rights to the Developed Software hereunder to Supplier.

     14.3.   Defense and Indemnification of Kodak

          14.3.1.

Supplier shall indemnify, defend, and hold harmless Kodak, the directors, officers, and employees of Kodak and the successors and assigns of any of the foregoing (the "Kodak Indemnitee(s)") from and against all third party claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded, with respect to any claim, suit or proceeding (any of the foregoing, a "Claim") brought by third party against a Kodak Indemnitee, caused by (a) a material breach by Supplier of its obligations under this Agreement, or (b) the negligence or willful misconduct of Supplier, except, in each case, to the extent caused by the negligence or willful misconduct of a Kodak Indemnitee.

          14.3.2.

Supplier shall defend, or at its option settle, any claims brought against Kodak by third parties as a result of any infringement by the Developed Software (except to the extent such claim relates to any Kodak Proprietary Software and/or any written software code specifications or modifications made to the Developed Software at the direction of Kodak) and/or Supplier Software of any U.S. or foreign patent, trademark, trade name, service mark, or copyright existing under the laws, and shall reimburse Kodak for any judgments, damages, cost or expenses payable by Kodak to a party bringing such action together with reasonable attorneys' fees relating thereto. Kodak agrees that Supplier shall be relieved of its obligations under this Section 14.3.2 unless Kodak notifies Supplier promptly in writing of and gives Supplier proper and full information and assistance to settle or defend any such claims. If the Developed Software and/or

Supplier Software, or any part thereof, are, or in the opinion of Supplier become, the subject of any claim for infringement of such third party patent, trademark, trade name, service mark, or copyrights, or if it is adjudicatively determined that the Developed Software and/or Supplier Software, or any part thereof, infringe any such third party patent, or copyright, then Supplier may, at its option and expense, either (i) procure for Kodak the right under such third party patent, trademark, trade name, service mark or copyright to sell or use, as appropriate, the Developed Software and/or Supplier Software (or in the case of trademark infringement, substitute a different trademark, trade name or service mark), or (ii) replace or modify the Developed Software and/or Supplier Software or parts thereof in Kodak's possession, with other suitable and reasonably equivalent technology or parts so that the Developed Software and/or Supplier Software become non-infringing or (iii) if it is not commercially reasonable to take the actions specified in items (i) or (ii) immediately preceding, terminate this Agreement with one hundred eighty (180) days written notice, and refund all previous Development Fees and License Fees paid for such infringing Developed or Supplier Software by Kodak, except to the extent such infringement relates to Kodak Proprietary Software and/or any written software code specifications or modifications made to the Developed Software at the direction of Kodak

          14.3.3.

Notwithstanding the provisions of Section 14.3.2 above, Supplier assumes no liability for (i) infringements relating to any assembly, circuit, combination, method or process in which any of the Developed Software and/or Supplier Software may be used where the Developed Software (excluding any portion therein relating to the Kodak Propriety Software) and/or Supplier Software when used alone would not result in such an infringement; (ii) infringements involving the modification or servicing of the Developed Software and/or Supplier Software, or any part thereof, unless such modification or servicing was done or authorized by Supplier; (iii) any trademark infringements involving any marking or branding of the Developed Software and/or Supplier Software not applied by Supplier or involving any marking or branding applied at the request of Kodak or any marking or branding with the Kodak trademarks; or (iv) the modification of any Developed Software and/or Supplier Software other than with Supplier's written consent.

The foregoing provisions of this Section 14.3 state the entire liability and obligations of Supplier, and the exclusive remedy of Kodak and its End User customers, with respect to any alleged infringement of any patents, copyrights, trademarks or other intellectual property rights by the Developed Software and/or Supplier Software or any part thereof.

       14.4.   Defense and Indemnification of Supplier

          14.4.1.

Kodak shall indemnify, defend and hold harmless Supplier, the directors, officers, and employees of Supplier, and the licensors, successors and assigns of any of the foregoing (the "Supplier Indemnitee(s)") from and against all third party claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded, with respect to any third party claim, suit or proceeding (any of the foregoing, also a "Claim") brought by a third party against a Supplier Indemnitee, caused by (a) a material breach by Kodak of its obligations under this Agreement; or (b) the negligence or willful misconduct of Kodak, except to the extent due to the negligence or willful misconduct of a Supplier Indemnitee.

          14.4.2.

Kodak shall defend, or at its option settle, any claims brought against Supplier by third parties as a result of any infringement by any Kodak Proprietary Software which is incorporated into the Developed Software (as further set forth in Section 20.1) or as a result of any infringement by any written software code specifications or modifications made to the Developed Software at the direction of Kodak (and but for such specifications and/or modifications to the Developed Software, the Developed Software would not infringe), of any U.S. or foreign patent, trademark, trade name, service mark, or copyright existing under the laws, and shall reimburse Supplier for any judgments, damages, cost or expenses payable by Supplier to a party bringing such action together with reasonable attorneys' fees relating thereto. Supplier agrees that Kodak shall be relieved of its obligations under this Section 14.4.2 unless Supplier notifies Kodak promptly in writing of and gives Kodak proper and full information and assistance to settle or defend any such claims. If any such Kodak Proprietary Software, or any part thereof, or any such written software code specifications or modifications made to the Developed Software at the direction of Kodak are, or in the opinion of Kodak becomes, the subject of any claim for infringement of such third party patent, trademark, trade name, service mark, or copyrights, or if it is adjudicatively determined that such Kodak Proprietary Software, or any part thereof, or any written software code specifications or modifications made to the Developed Software at the direction of Kodak infringe any such third party patent, or copyright, then Kodak may, at its option and expense, either
(i) procure for Supplier the right under such third party patent, trademark, trade name, service mark or copyright to sell or use, as appropriate, such Kodak Proprietary Software (or in the case of trademark infringement, substitute a different trademark, trade name or service mark), or (ii) replace or modify such Kodak Proprietary Software or parts thereof, or such specifications and/or modifications made to the Developed Software at the direction of Kodak in Supplier's possession, with other suitable and reasonably equivalent technology or parts so that such Kodak Proprietary Software or such specifications and/or modifications made to the Developed Software at the direction of Kodak becomes non-infringing or (iii) if it is not commercially reasonable to take the actions specified in items (i) or (ii) immediately preceding, terminate this Agreement with ninety (90) days written notice, and, in the event of infringing Kodak Proprietary Software, refund to Supplier any previous license fees (as set forth in Section 20.1) paid for such infringing Kodak Proprietary Software, or in the event of infringing written software code specifications or modifications made to the Developed Software at the direction of Kodak (and but for such specifications and/or modifications to the Developed Software, the Developed Software would not infringe), indemnify Supplier for any resulting damages or liabilities.

          14.4.3.

Notwithstanding the provisions of Section 14.4.2 above, Kodak assumes no liability for (i) infringements relating to any assembly, circuit, combination, method or process in which any of the Kodak Proprietary Software when used alone would not result in such an infringement; (ii) infringements involving the modification or servicing of the Kodak Proprietary Software, or any part thereof, unless such modification or servicing was done or authorized by Kodak;
(iii) any trademark infringements involving any marking or branding of the Kodak Proprietary Software not applied by Kodak or involving any marking or branding applied at the request of Supplier or any marking or branding with the Supplier trademarks; or (iv) the modification of any Kodak Proprietary Software other than with Kodak's written consent.

          14.4.4.

The foregoing provisions of this Section 14.4 state the entire liability and obligations of Kodak, and the exclusive remedy of Supplier and its End User customers, with respect to any alleged infringement of any patents, copyrights, trademarks or other intellectual property rights by the Kodak Proprietary Software or any part thereof.

     14.5.   Indemnification Procedures.

An Indemnitee (either a "Kodak Indemnitee" or a "Supplier Indemnitee," each as defined in Sections 14.3.1 and 14.4.1 respectively) that intends to claim indemnification under this Article 14 shall promptly notify the other party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the indemnified party may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this Article 14 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 14 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee other than under this Article 14. The Indemnitee under this Article 14, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide full information in the investigation of any Claim covered by this Article 14.

     14.6.   Representations and Warranties by and between Supplier and Kodak

          14.6.1. Warranty to Supplier

Kodak represents and warrants to Supplier that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of New Jersey; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Kodak.

          14.6.2. Warranty to Kodak

Supplier represents and warrants to Kodak that: (i) it is a company duly organized validly existing and in good standing under the laws of the State of California; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Supplier;
(iii) to the best of its knowledge it has the right to grant the rights and licenses granted herein.

     14.7.   WARRANTY LIMITATIONS

EXCEPT FOR THE LIMITED WARRANTY PROVIDED IN SECTION 14.1, 14.2 and 14.6.2 ABOVE, SUPPLIER GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, IN ANY COMMUNICATION WITH KODAK OR ITS END USER CUSTOMERS, OR OTHERWISE, REGARDING THE DEVELOPED SOFTWARE AND/OR SUPPLIER SOFTWARE, AND SUPPLIER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND NONINFRINGEMENT. SUPPLIER DOES NOT WARRANT THAT OPERATION OF THE DEVELOPED SOFTWARE AND/OR SUPPLIER SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. SUPPLIER NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF ANY DEVELOPED

SOFTWARE AND/OR SUPPLIER SOFTWARE. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF SUPPLIER, THAT ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED AND SHALL NOT BE BINDING UPON SUPPLIER.

15.    LIMITATION OF LIABILITY

     15.1.  Indirect, Consequential and Special Damages

Except for a breach of a party's confidentiality and nondisclosure obligations, and except for obligations arising under a party's indemnification obligations hereunder, neither party will be liable to the other for indirect, incidental, consequential or special damages even if advised of the possibility of such damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES, ITS DISTRIBUTORS AND/OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ("INDIRECT DAMAGES"), INCLUDING ANY "INDIRECT DAMAGES" THAT THE OTHER PARTY HAS AGREED TO INDEMNIFY, DEFEND AND/OR HOLD HARMLESS OF ITS AFFILIATES, SUBDISTRIBUTORS AND/OR ANY OTHER ENTITY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN OR IN THE WARRANTY FOUND IN THE DEVELOPED SOFTWARE AND/OR SUPPLIER SOFTWARE.

     15.2.  Supplier's Liability

        15.2.1.

Supplier's liability for breach of its confidentiality and nondisclosure obligations in this Agreement will be limited to proven damages.

        15.2.2.

Supplier's liability for breach of this Agreement (other than as provided in Section 15.2.1 above) or any alleged product liability claim related to the Developed Software and/or Supplier Software will be limited to proven damages, but shall not exceed the lesser of *** or *** the value of the Development Fees for the Developed Software associated with the Kodak Product to which such claim relates, whichever is greater.

     15.3.  Kodak's Liability

        15.3.1.

Kodak's liability for breach of its confidentiality and nondisclosure obligations, or for breach of the license granted herein, will be limited to proven damages.


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       15.3.2.

Kodak's liability for breach of this Agreement other than as provided in Section
15.3.1 above, arising out of or in connection with this Agreement will be limited to the Development Fees for the Developed Software associated with the Kodak Product to which such claim relates.

16.  INSURANCE

Each party shall, at all times during the Term of this Agreement, maintain a product liability insurance policy with commercially reasonable amounts of insurance in annual amounts of no less than Five Million U.S. Dollars (U.S. $5 Million) per occurrence, and $5 Million in the aggregate, and each party shall list the other party and its Affiliates as additional insureds.

Upon request, each party will furnish a certificate or adequate proof of the foregoing insurance to the other party. Each party's insurance policies will provide that the other party be notified in writing at least 30 days prior to cancellation of, or any material change in, such party's insurance policies. Supplier will either require Supplier subcontractors and employees who may enter upon Kodak's premises to maintain or be covered by Workers Compensation insurance (including the Broad Form All States endorsement) as prescribed by law or the state in which services are performed, Comprehensive General Liability, and Comprehensive Automobile Liability insurance as described above and to furnish certificates or adequate proof of such insurance, or provide such insurance for the subcontractors.

17.  CONFIDENTIAL INFORMATION

    17.1.    Protection of Confidential Information

Except as expressly provided herein, the parties agree for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

                 (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                 (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                 (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                 (d) was independently developed by the receiving party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

                 (e) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

   17.2.    Permitted Use and Disclosures.

Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in complying with applicable governmental regulations or otherwise submitting information to tax, securities, or other governmental authorities, conducting clinical trials, or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

   17.3.    Confidential Terms.

Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, disclosures may be made as required by securities or other applicable laws, or on a strict need to know basis to actual or prospective investors, or to a party's accountants, attorneys and other professional advisors.

   17.4.    Right to Injunctive Relief

Because of the unique nature of the Confidential Information, the parties agree that each party may suffer irreparable harm in the event that the other party fails to comply with any of its obligations under this Article 17, and that monetary damages may be inadequate to compensate either party for such breach. Accordingly, the parties agree that either party will, in addition to any other remedies available to it at law or in equity, be entitled to seek injunctive relief to enforce the terms of this Article 17.

18.      TERM, TERMINATION, AND DEFAULT

   18.1.    Term

Unless earlier terminated as provided for in this Section, the term of this Agreement and the licenses granted by each party hereunder shall be seven (7) years from the Effective Date, at which time it will terminate ("Initial Term"), unless extended for an additional *** period by mutual written agreement thirty
(30) days prior to the end of the then-current term ("Renewal Term"). (As used herein, "Term" refers to the Initial Term and any successive Renewal Term). Notwithstanding the foregoing, after the seven (7) year Initial Term has expired either party may terminate the Agreement without cause upon sixty (60) days prior written notice to the other party.

   18.2.    Termination For Cause

This Agreement may be terminated by either party for Default as set forth in this Article 18.

   18.3.    Default On Notice

Either party may terminate this Agreement, or at its option suspend performance of its obligations hereunder, after a material breach by the other party upon written notice to the defaulting party (hereinafter the "Default Notice") specifying the Default, unless the other party cures the Default within sixty
(60) days after receipt of the Default Notice.


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    18.4.    Immediate Termination for Default

In addition to the Default rights provided in the preceding paragraph, it will constitute a material breach hereunder permitting either party to immediately terminate this Agreement if the other party:

 . Fails to pay any sums due hereunder within 30 days of receipt of the Default
  Notice;
 . Commits an irremediable breach of this Agreement, or persistently repeats the same remediable breach;
 . Files a petition under the United States Bankruptcy Act or any State insolvency law;
 . Has filed against it any petition under the United States Bankruptcy Act or any State insolvency law which is not dismissed within ninety (90) days; or . Makes an assignment for the benefit of creditors.

  18.5. Effect of Termination By Kodak For Default due to Insolvency of Supplier

Supplier agrees to deposit in escrow with a mutually agreed escrow agent a copy of the source code and all annotations thereto for any software licensed by Supplier to Kodak. The escrow agreement shall provide that in the event of termination of this Agreement for any Insolvency event cited below, the escrowed source code shall be delivered to Kodak. Kodak is hereby granted a fully-paid, non-exclusive license, contingent upon such a termination event, to use the source code when delivered to repair, modify and use such software and to create derivative works for distribution in object form solely as provided for in the attached Escrow Agreement.

Insolvency, as used herein, shall mean the voluntary or involuntary proceedings by or against Supplier instituted in bankruptcy under any insolvency law, or appointment of a receiver or custodian for Supplier, or proceedings, if involuntary, shall have not been dismissed within ninety (90) days after the date of filing, or if Supplier makes an assignment for the benefit of creditors, or if substantially all if its assets related to this Agreement are seized or attached and not released within ninety (90) days thereafter, Kodak may immediately terminate this Agreement effective upon notice of such termination.

19.   DISPUTE RESOLUTION PROCEDURE

If in the opinion of either party, the other party has failed to comply with the requirements of this Agreement, or to perform its obligations in a satisfactory manner, then this dispute resolution procedure will be invoked. In order to expedite the prompt resolution of any disputes which may arise hereunder, both parties agree that this dispute resolution procedure will be employed prior to either party availing itself of any legal remedies (except for injunctive relief and the right to terminate this Agreement for Default as provided herein) against the other party.

The aggrieved party will provide the other party with a dispute notice, and the dispute will be referred to the "Initial Level" representatives identified in Attachment A.

In the event a dispute has not been resolved at the Initial Level, or a corrective plan of action has not been mutually agreed upon, within 30 calendar days of the giving of the dispute notice, then either party may escalate the dispute to the "Final Level" representatives identified in Attachment A by means of a written notice of escalation to the other party.

The Final Level representatives agree to use all reasonable efforts to meet within 30 calendar days of such written notice of escalation to resolve the dispute.

If the dispute has not been resolved, or a corrective plan of action has not been agreed upon within 60 days of the meeting, or within 90 days of the date of the notice of escalation to the Final Level, then either party may pursue any remedy otherwise available to it under law or this Agreement.

20.      ADDITIONAL PROVISIONS

      20.1. Negotiations

The parties hereby agree and understand that in the event that Supplier incorporates any Kodak Proprietary Software into the Developed Software, then Supplier will owe no license fees to Kodak for products sold to Kodak; other uses of such incorporation are subject to negotiation in good faith.

      20.2. Independent Contractor

The relationship of Kodak and Supplier established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking, or (iii) allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

      20.3. Additional Supply Rights

For product areas covered during the period of exclusivity (CR/DR Lung Nodules), Kodak will give Supplier *** during the period of exclusivity between Kodak and Supplier.

      20.4. Additional Developed Software

Kodak and Supplier will work together on product planning to expand into additional profitable CAD applications. Kodak and Supplier agree to have quarterly technical team and management reviews focusing on roadmaps, development progress and status of a strategic alliance.

      20.5. Survival

The provisions of Sections 14.3 through 14.5 (but only to the extent such claims arose from acts or omissions that occurred prior to the expiration or termination of this Agreement); Section 14.7; Section 20.5; Section 20.7;
Section 20.9; Section 20.18; Article 1; Article 11; Article 15; Article 17 and
Article 19 shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

      20.6. Publicity

Except as otherwise required by law, neither party shall issue a press release or make any other public disclosure of the terms of this Agreement without the prior approval of such press release or public disclosure. Each party shall submit any such press release or public disclosure to the other party, and the receiving party shall have ten (10) business days to review and approve any such press release or public disclosure, which approval shall not be unreasonably withheld. If the receiving party does not respond in writing within such ten
(10) business day period, the press release or public disclosure shall be retransmitted by the issuing party to the attention of the President of the receiving party. If the receiving

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party does not respond to such retransmission within five (5) business days the press release or public disclosure shall be deemed approved.

      20.7.  Governing Law

This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware as applied to agreements entered into between residents of the State of Delaware.

      20.8.  Amendment

This Agreement may not be amended except by a written amendment executed by authorized representatives of both parties.

      20.9.  Entire Agreement

This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, whether written or oral, of the parties with respect to the subject matter of this Agreement.

      20.10. Successors and Assigns

This Agreement will be binding upon, and inure to the benefit of, each of the parties hereto and its respective successors and assigns.

      20.11. Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, and will become effective when one or more counterparts have been signed by the parties hereto and delivered to the other parties. Facsimile signatures will be deemed originals for purposes of the execution of this Agreement.

      20.12. Assignment

Neither party may assign this Agreement without the prior written consent of the other party; provided, either party may assign this Agreement without the other party's consent to any party which acquires all or substantially all of that portion of the business assets of such party to which this Agreement pertains whether by merger, reorganization, acquisition, sale or otherwise, or to any parent or subsidiary corporation of such party.

In the event a third party acquires a controlling interest in or otherwise comes under common control with Supplier, or acquires substantially all of the assets of Supplier, Supplier or its acquiring party, as the case may be, may convert Kodak's rights under Agreement to non-exclusive during the remaining Term of this Agreement upon six months prior written notice, provided that assignee agrees to supply software support and latest upgrades to the End Users under terms to be negotiated by such assignee and End Users. Subject to the forgoing, this Agreement shall be binding upon and inure to the benefit of Supplier and its successors and assigns.

Upon a change in control [fifty percent (50%) or greater] of Supplier only, Kodak has the right to terminate this Agreement with the acquiring party within ninety (90) days of such change in control. If so terminated, the parties shall then undertake an accounting to determine if there are any outstanding creditable amounts owed to Kodak by Supplier under this Agreement, and in such event, Supplier shall reimburse Kodak such amounts within thirty (30) days following such accounting.

     20.13.  Notices

All notices required or desired to be given hereunder will be in writing and if not personally delivered, be sent by facsimile (with a copy by ordinary mail) or by registered or certified mail. If sent by facsimile or personally delivered, notices will be deemed to have been given on the day when delivered addressed to the other party at the address shown on the first page of Attachment A. If mailed by registered or certified mail, notices will be deemed to have been given when received or when delivery is refused. Either party may from time to time change the address to which notices to it are to be sent by giving notice of such change to the other party.

     20.14.  Force Majeure

Neither party will be liable for any damages or penalties for delay in delivery when such delay is due to the elements, acts of God, acts of civil or military authority, fires or floods, epidemics, quarantine restrictions, war or riots. If such delay occurs and persists for more than 90 days, Kodak may upon written notice to Supplier, terminate this Agreement subject to payment of any amounts then due.

     20.15.  Remedies

The rights and remedies conferred under this Agreement or by any other instrument or law will be cumulative and may be exercised singularly or concurrently.

     20.16.  Non-Waiver

Failure by either party to enforce any term or condition of this Agreement will not be deemed a waiver of future enforcement of that or any other term or condition.

     20.17.  Severability

If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

     20.18.   Section Headings

The captions used herein are for convenience only, and will not be deemed to constitute integral provisions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

Eastman Kodak Company                        R2 Technology Inc.

By: /s/ J. Michael McQuade                   By: /s/ Michael S. Klein
    -----------------------------------          -------------------------------

Title: GM WW Operations KHI / VP Kodak       Title: President and Chief Executive Officer
       --------------------------------             -------------------------------------

Date: 10/12/00                               Date: 10/11/00
      ---------------------------------            -----------------------------

                        ATTACHMENT A - STATEMENT OF WORK

THE STATEMENT OF WORK (SOW) FORMAT TO BE USED FOR EACH PROJECT IS BELOW. A SOW DOES NOT BECOME PART OF THE AGREEMENT UNTIL THE SOW IS SIGNED BY KODAK AND R2.

1.  Addresses for Notices / Telephone and Fax Numbers

         Kodak:
         Eastman Kodak Company
         Attention:  OEM Software Sourcing
         901 Elmgrove Road
         Rochester, NY 14653-5127
         Phone:  716-726-9030
         Fax:  716-726-1557

         Supplier:
         R2 Technology, Inc
         325 Distel Circle
         Los Altos, CA 94022
         Phone: 650-254-8988
         Fax: 650-254-8958

2.  Key Personnel

         a. Project Managers. The following persons are designated Project Managers

         Project Manager for Kodak:  _______________________________________

         Project Manager for Supplier  _____________________________________

         b. The following persons are designated the representatives for each party for purposes of dispute resolution as described in the Agreement:

     [Note: The Project Managers should NOT be listed as representatives for dispute resolution, since the dispute resolution provision will only be invoked if the Project Managers are unable to resolve the problem at their level. The Initial Level representative should be someone with overall responsibility for the success of Project, and other similar projects. The Final Level representative should be someone at a senior level who had no active involvement in the Project, but who has responsibility for the financial consequences resulting from the dispute. In Kodak, the Final Representative should normally be the business unit general manager, or a key deputy. In a small development company, the Final Representative would the CEO, or, if that person is already the Initial Level representative, then a member of the board of directors or a major shareholder.]

         For Kodak:
         Initial Level Representative--
         Final Level Representative--

         For Supplier
         Initial Level Representative--
         Final Level Representative--


3.  Scope of Project / Description of Kodak Product

4.  Kodak Supplied Computer System

5.  Functional Specifications

To be further developed at joint R2/EK workshop

    [Note: insert detailed functional specifications here, or attach specifications to Attachment A as an exhibit]

6.  Documentation to be provided by Supplier

  [Note: describe all listings, programmer notes, flow charts, schematics, and all operation, maintenance, and technical information to
      be prepared and delivered by Supplier, and the form in which it is to be delivered (hard copy / electronic, etc.)]


7.  Training to be provided by Supplier

      [Note: insert detailed description of the training to be provided by
       Supplier. Specify subject matter, number of instructors, number of students, length of time, location, and allocation of expenses.]

8.  Milestone Schedule

      [Note: insert detailed list (from Project Manager) of milestones, or attach milestones to Attachment A as an exhibit]

Example:

         Milestone 1
         Description
         Deliverables
         Due Date
         Acceptance Test
         Acceptance Period
         Correction Period

         Milestone 2
         Description
         Deliverables
         Due Date
         Acceptance Test
         Acceptance Period
         Correction Period


9.   Reviews, Test, and Acceptance of Deliverables.

         Upon receipt of all required Deliverables for a Milestone, Kodak will, within the Acceptance Period review and, if applicable, test, the Deliverables. If Kodak accepts the Deliverables, Kodak will indicate its acceptance by written notice to Supplier no later than three business days after the end of the Acceptance Period.

         If in Kodak's reasonable judgment the Deliverables fail to meet the applicable specifications in any material respect, Kodak will prepare a written summary of its objections and deliver it to Supplier within three business days after the end of the Acceptance Period. Supplier will within the Correction Period use reasonable commercial efforts to correct the Deliverables to eliminate the objections noted by Kodak. Supplier will deliver the corrected Deliverables to Kodak no later than one business day after the end of the Correction Period for Kodak's reconsideration for acceptance as provided above. If in Kodak's reasonable judgment the Deliverables remain unsatisfactory in any material respect then, at Kodak's option, Kodak may grant Supplier one or more additional Correction Periods, or Kodak may declare Supplier in Default of the Agreement.

10.  Payments to Supplier and Exclusivity

     A.  Project Payments

         Event          Development Fee

         TOTAL

     B.  Payment for Use

     C.  Exclusivity

The undersigned understand and agree to the terms of this Statement of Work:

Customer:                                   Supplier:
Eastman Kodak Company                       R2 Technology Inc.

__________________________                  __________________________
      (Technical Mgr.)                              (title)

__________________________                  __________________________
        (signature)                                (signature)

__________________________                  __________________________

          (date)                              (date)


_________________________
     (Purchasing Mgr.)

__________________________
       (signature)

__________________________
         (date)

                                   Exhibit A-1

                                Change Order Form

      [Note: Insert copy of change order form to be used for this project]

         Date

         Change Control Form No.

         Description of change:

         Reason for change:

         Man Hours:

         Impact on Schedule:

         Affect on Cost:

         Accepted

         for Supplier   __________date  ____for KODAK  _______________date_____

                                   Exhibit A-2

                            Problem Assessment Levels

         Critical: The end-user experiences real or perceived data loss or
         --------
         corruption or an essential part of the system is unusable for the end-user. Unusable means that end-users cannot use an essential part of the system because of its design or a defect. Essential parts of the system are those that end-users need to use the system effectively. Supplier will immediately apply continuous efforts to provide Kodak with a correction as soon as possible.

         Severe: The end-users effectiveness is severely compromised for an
         ------
         essential part of the system although all essential parts of the system can be used. This can be measured by comparison to end-users expectations, previous products, previous releases of the same product or quality objectives established for the product or system. Effectiveness refers to the end-user's productivity and satisfaction with the work process provided by the system. Satisfaction with the work process includes concerns such as unpleasant or frustrating processes that affect the system's fitness for use. Supplier will use all reasonable efforts to provide Kodak with a correction to the problem within 72 hours.

         Medium: The end-users effectiveness is compromised, though not
         ------
         severely. All essential parts of the system can be used. This classification is appropriate for all parts of the system, essential or otherwise. Supplier will use all reasonable efforts to provide Kodak with a correction to the problem within thirty (30) calendar days.

         Low: The end-user can circumvent the problem and use the system with
         ---
         only slight inconvenience. Supplier will use all reasonable efforts to provide Kodak with a correction to the problem within sixty (60) calendar days, or at the next scheduled maintenance release, as agreed by the Project Managers.

                        ATTACHMENT B - SUPPLIER SOFTWARE

"Supplier Software" means the following software products in object code form:
      R2 CR/DR CAD Software for Lung Nodule Detection
      R2 Digital Mammography CAD Software

Restrictions.

Without in any way limiting or altering the terms of Article 12, Kodak hereby agrees and understands that (i) Kodak may copy the Supplier Software only as necessary to exercise its rights under the license granted in this Agreement, and to make backup and archive copies of the Supplier Software and Kodak may not otherwise copy the Supplier Software; (ii) any copy of the Supplier Software or any portion thereof, including but not limited to copies sublicensed to third parties, must include all copyright and other proprietary rights notices which appear on the original; and (iii) Kodak may not reverse engineer, decompile, or otherwise derive the source code for the Supplier Software.

Distribution of Supplier Software

Kodak may distribute the Supplier Software solely in conjunction with the Developed Software and with the Kodak Products under the same terms and conditions as it licenses its own software of a similar nature; provided, in no event shall any party be given the right, expressed or implied, to modify such Supplier Software or make derivative works thereof, and provided Kodak pays to Supplier the license fees associated therewith.

                         ATTACHMENT C - ESCROW AGREEMENT

         THIS AGREEMENT, effective _______, 19__, is made by and between R2 Technology, Inc. ("LICENSOR" herein) and Eastman Kodak Company ("Kodak") and ___________ ("ESCROW AGENT" herein):

A.       Kodak develops and licenses software;

B. LICENSOR owns and sells computer software designed for use in conjunction with computer hardware;

C. LICENSOR and Kodak have entered into an agreement ("Agreement ") dated whereby Kodak may distribute certain computer software owned by LICENSOR.

D. Under the terms of the Agreement LICENSOR is responsible for developing software and providing technical support to Kodak.

E. Kodak and LICENSOR wish to ensure that LICENSOR continues to develop software for Kodak and that users of LICENSOR's software continue to receive technical support in the event LICENSOR fails to fulfill its support obligations as set forth in the Agreement.

F. ESCROW AGENT is an independent party and will act as a conduit to Kodak of LICENSOR's software in the event LICENSOR fails to fulfill its technical support obligations.

         NOW, THEREFORE, the parties agree as follows:

1.0      PRODUCT
         -------

         The products governed by this Agreement are computer software program(s) titled described in Attachment A attached hereto and made a part hereof ("Product") owned by LICENSOR or provided to LICENSOR under a valid sublicense from the owner. For purposes of this Agreement only, the Product includes machine readable program source code, instructions for generating each object code version of the Product, all reference and use manuals and aids, and all program design documents necessary to provide technical support for the Product.

2.0      ESCROW OF PRODUCT
         -----------------

2.1 Within thirty (30) days of the effective date of this Agreement, LICENSOR agrees to deliver to ESCROW AGENT in a sealed envelope or container a copy of the Product. Throughout the term of the escrow, LICENSOR shall ensure that the copy of the Product which is in the custody of the ESCROW AGENT shall be the most current version of the Product as it may be updated, enhanced, modified or revised by LICENSOR from time to time. Failure of LICENSOR to provide ESCROW AGENT with updated versions of the Product within 60 days of the release of such versions shall be grounds for termination of escrow and distribution of the Product as set forth herein.

2.2 ESCROW AGENT agrees to accept deposit of the Product and to act as its custodian until this agreement is terminated. ESCROW AGENT shall establish under the control of a designated escrow officer a secure receptacle for the storage of the Product provided to it by LICENSOR. ESCROW AGENT shall not permit any party access to the items therein except as may be necessary to perform its functions as ESCROW AGENT or as may be otherwise provided herein. In no event are any copies to be made of any items deposited with ESCROW AGENT except as specifically provided herein.

3.0      RELEASE OF ESCROW HOLDINGS
         --------------------------

3.1 Subject to Paragraphs 3.2, 3.3 and 3.4 below, the occurrence of any of the bankruptcy events described in Section 18.5 of the OEM Software Development and Distribution Agreement shall cause ESCROW AGENT to release and distribute in accordance with Paragraph 3.4 below the items deposited with it; provided however, LICENSOR shall have thirty (30) working days after receipt by LICENSOR of written notice of said occurrence to cure such occurrence.

3.2 In the event Kodak notifies the ESCROW AGENT in writing of LICENSOR's failure of cure under Paragraph 3.1 above, ESCROW AGENT shall so notify LICENSOR in writing and shall provided, upon ESCROW AGENT's receipt of same, a copy of Kodak's notice sent to ESCROW AGENT. Unless LICENSOR has provided Contrary Instructions to ESCROW AGENT within seven (7) days of LICENSOR's receipt of a copy of Kodak's notice, ESCROW AGENT shall deliver the items deposited with it then in escrow to Kodak within the next five (5) business days.

3.3 "Contrary Instructions" for the purposes of this escrow agreement means a notarized affidavit executed by an officer of LICENSOR stating that the failure of support has not occurred, or has been cured.

3.4 Upon receipt of such Contrary Instructions, ESCROW AGENT shall not release the items deposited with it then in escrow, but shall continue to store the items deposited with it until otherwise directed by Kodak and LICENSOR jointly, or until resolution by a court of competent jurisdiction

3.3 ESCROW AGENT shall make copies of all items deposited with it under this Agreement and distribute a complete set of those copies to Kodak. LICENSOR shall be liable for any copying and distribution costs incurred but as between Kodak and ESCROW AGENT, Kodak agrees to promptly reimburse ESCROW AGENT for any such costs incurred.

3.4 The Escrow Agreement shall terminate upon expiration or termination of the OEM Software Development and Distribution Agreement or upon release of the items deposited to Kodak.

3.5 Kodak and LICENSOR may terminate the escrow by mutual written agreement. ESCROW AGENT reserves the right to resign as escrow holder upon thirty (30) days prior written notice to Kodak and LICENSOR. Upon termination of escrow, if ESCROW AGENT has not distributed the items deposited with it, ESCROW AGENT shall return all items deposited to LICENSOR, except if ESCROW AGENT resigns as escrow holder the items then on deposit shall be delivered to a substitute escrow holder or designated third party mutually agreeable to LICENSOR and Kodak.

4.0      WARRANTY AND INDEMNITY
         ----------------------

4.1 LICENSOR warrants that it owns the Product, and all portions thereof or has a valid sublicense from the owner, and that it shall deposit with ESCROW AGENT under this Agreement and that it has full power to allow the deposit, copying, release and distribution of those Products as set forth herein.

4.2 LICENSOR warrants that the Product it shall deposit with ESCROW AGENT under this Agreement does not infringe or violate any patent, copyright, trademark, trade secret or other property right of any third party.

4.3 LICENSOR agrees to indemnify and save Kodak and ESCROW AGENT, jointly and severally, entirely harmless from and against nay and all loss, cost, claim, damage, settlement or judgment, including any expenses or reasonable attorneys' fees arising out of or in any way related to any breach or alleged breach of any of the above warranties.

5.0      FEES
         ----

5.1 In consideration for performing its function as escrow holder, ESCROW AGENT shall be compensated as follows:

                  $________- Acceptance Fee (including first year's holding fee)

                  $________ - Yearly hold - open fee

         Both LICENSOR and Kodak shall pay fifty percent of the above fees.

5.2 The above fees are for ESCROW AGENT's ordinary services as escrow holder. In the event ESCROW AGENT is required to perform any additional or extraordinary services as a result of being escrow holder, including intervention in any litigation or proceeding, ESCROW AGENT shall receive reasonable additional compensation for such services and be reimbursed for costs incurred, including reasonable attorneys' fees. Kodak and LICENSOR agree, jointly and severally, to pay such sums to ESCROW AGENT. As between Kodak and LICENSOR, the prevailing party in any litigation or proceeding shall be entitled to recover all costs, expenses and attorneys' fees incurred in addition to any other relief which may be granted.

6.0      MISCELLANEOUS PROVISIONS
         ------------------------

6.1 ESCROW AGENT shall not be liable for the failure of any of the conditions of the escrow, for damage caused by the exercise of its discretion, or for any other reason, except its negligence.

6.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6.3 This Agreement may be modified only by a writing executed by all parties.

AGREED TO:

R2 TECHNOLOGY INC.                      EASTMAN KODAK COMPANY

By /s/ Michael S. Klein                 By /s/ J. Michael McQuade
  ------------------------------          --------------------------------------
         Signature                                 Signature

Name   Michael S. Klein                 Name J. Michael McQuade
    ----------------------------             -----------------------------------
        (Type or Print)                         (Type or Print)

Title  President and CEO                Title Gen Manager, WW Ops KHI / VP Kodak
     ---------------------------             -----------------------------------

Date   10/11/00                         Date  10/11/00
    ----------------------------             -----------------------------------

ESCROW AGENT

By
  ------------------------------
       Signature

Name
    ----------------------------
       (Type or Print)

Title
     ---------------------------

Date
    ----------------------------

ATTACHMENT D - SUPPLIER COPYRIGHT NOTICE AND KODAK COPYRIGHT NOTICE

SUPPLIER COPYRIGHT NOTICE:

     Copyright

          This software is copyrighted by R2 Technology, Inc. with all rights reserved. Under the copyright laws, this software cannot be reproduced in any form without the prior written permission of R2 Technology, Inc. No patent liability is assumed, however, with respect to the use of the information contained herein.

     (C) 2000 by R2 Technology, Inc.  All rights reserved


KODAK COPYRIGHT NOTICE:


(C) Eastman Kodak Company, 2000, All Rights Reserved.

                       ATTACHMENT E - KODAK TRAVEL POLICY
***
----------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

             ATTACHMENT F - SAMPLE KODAK END USER LICENSE AGREEMENT


EASTMAN KODAK COMPANY
SOFTWARE LICENSE AGREEMENT

Read the following terms and conditions carefully before using the enclosed Software. Use of the Software within this package indicates your acceptance of these terms and conditions. If you do not agree with them, you should promptly return the Software to your dealer.

LICENSE

1. Grant of License. Eastman Kodak Company ("Kodak") grants you a license to use one copy of the enclosed software program(s) (the "Software") subject to the license restrictions set forth below.

2. Restrictions on Use. You may use the Software on one or more computers, as long as the Software is used only with Kodak Health Imaging products. For each computer, you may copy the Software as necessary to enable you to use the Software as described above.

3. Transfer of the Software. You may permanently transfer the Software to another party if the other party agrees to accept the terms and conditions of this license and you retain no copies of the Software.

4. Copyright. The Software is owned by Kodak or its suppliers and protected by copyright laws and international treaties. You may not copy the Software other than as expressly provided in this license. You may not reverse engineer, decompile, or disassemble the Software.

5. Term. This license is effective until terminated. You may terminate it at any time by destroying the Software together with all copies in any form. It will also terminate if you fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy the Software together with all copies in any form.

LIMITED WARRANTY

For a period of one (1) year after the date of delivery of the Software to you, as evidenced by a copy of your purchase receipt, Kodak warrants (i) the Software will perform substantially in accordance with the accompanying written materials, and (ii) the media on which the Software is furnished will be free from defects in materials and workmanship under normal use.

Kodak does not warrant that the functions contained in the Software will meet your requirements or that the operation of the Software will be uninterrupted or error free. You assume responsibility for operation of the Software to achieve your intended results, and for the installation, use, and results obtained from the Software.

Subject to any applicable legislation which prohibits the following exclusions, KODAK MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Some states and countries, including England and Australia, do not allow the exclusion of implied warranties, or have legislation that imposes certain statutory warranties that cannot be excluded, so the above exclusion may not apply to you. This warranty gives you specific legal rights and you may also have other rights.

LIMITATIONS OF REMEDIES

Subject to any applicable legislation which prohibits the following limitations, Kodak's entire liability and your exclusive remedy shall be, at Kodak's option either (a) the repair or replacement of the Software or any media not meeting Kodak's "Limited Warranty" that is returned to Kodak or your dealer with a copy of your receipt, or (b) the return of the price you paid for the Software, provided you have proof of the purchase price you paid. These remedies are not available if failure of the Software or media is the result of misuse, abuse, or a failure to follow the operating instructions in the accompanying written materials.

IN NO EVENT WILL KODAK OR ITS SUPPLIERS OR DEALERS BE LIABLE TO YOU FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Some states and countries, including England and Australia, do not allow the limitation or exclusion of liability for incidental or consequential damages, or have legislation which restricts the limitation or exclusion of liability, so the above limitation may not apply to you.

GENERAL

If the Software was purchased in the United States, this Agreement is governed by the laws of the State of New York.

If purchased outside the United States, this Agreement is governed by the laws of the country in which it was purchased.

U.S. GOVERNMENT RESTRICTED RIGHTS

The SOFTWARE and documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subdivision (b)(3)(ii) of The Rights in Technical Data and Computer Software clause 252.227-7013. Contractor / manufacturer is Eastman Kodak Company, 343 State Street, Rochester, New York, 14650.

EUROPEAN UNION PROVISIONS

If this Software is used within a country of the European Union, nothing in this Agreement shall be construed as restricting any rights available under the European Community Software Directive (91/250/EEC).